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                                                                    EXHIBIT 99.2


                                  June 5, 1997


James C. Saxton
Chairman of the Board of Directors
Saxton Incorporated
5440 West Sahara Avenue, Third Floor
Las Vegas, Nevada  89102

Dear Mr. Saxton:

        I hereby consent to being named in the Registration Statement of Saxton Incorporated as a proposed director of that company.

                                                   Sincerely,

                                                   /s/ Paul Eisenberg
                                                   ------------------
                                                   Paul Eisenberg